EXHIBIT 10.56

            Promissory Note with CNL Hospitality Partners, LP, as Maker, and Security Life of Denver Insurance Company, as Payee,
                              dated September 7, 2001

                                 PROMISSORY NOTE

$96,725,000.00                                               September 7, 2001


     FOR VALUE RECEIVED, the undersigned, CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership ("MAKER"), hereby promises to pay to the order of SECURITY LIFE OF DENVER INSURANCE COMPANY, a Colorado corporation, or any subsequent holder hereof ("PAYEE"), at the office of Payee, c/o ING Investment Management LLC, 5780 Powers Ferry Road, NW, Suite 300, Atlanta, Georgia 30327-4349, or at such other place as Payee may from time to time designate in writing, the principal sum of NINETY SIX MILLION SEVEN HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($96,725,000.00), or so much thereof as shall have been advanced hereagainst and shall be outstanding, and interest on so much of the principal balance of this Note as may be outstanding and unpaid from time to time at an interest rate to be determined by Payee calculated at two hundred twenty-five (225) basis points (the "SPREAD") over the 30-day London Interbank Offered Rate (hereinafter "30-DAY LIBOR") as reported in The Wall Street Journal or similar publication ("LIBOR Rate"; the sum of the LIBOR Rate as determined hereunder from time to time plus the Spread is herein referred to as the "LOAN RATE" (provided, however, that if Maker exercises the Fixed Rate Option (as hereinafter defined), then, from and after the commencement of the Fixed Portion Amortization Period (as hereinafter defined), the term "LOAN RATE", as used in the other Loan Documents and the Environmental Indemnification Agreements, shall be deemed to refer to the greater of the Fixed Rate (as hereinafter defined) or the Floating Rate (as hereinafter defined)). In the event the LIBOR Rate ceases to be published or is otherwise unascertainable, Payee shall select a comparable reference rate as the new index for purposes of calculating the Loan Rate, interest only installments and the Adjusted Monthly Payment (as hereinafter defined).

     The initial LIBOR Rate shall be three and fifty-seven hundredths percent (3.57%) per annum, the initial Loan Rate shall be five and eighty-two hundredths percent (5.82%) per annum. The Loan Rate shall be adjusted by Payee on November 1, 2001 and on the first day of each calendar month thereafter (each, an "ADJUSTMENT DATE") based on the then applicable LIBOR Rate plus the Spread.

     Each successive twelve month period beginning on the first day of the calendar month following the date hereof shall be a "LOAN YEAR"(for example, Loan Year 1 will commence on the first day of the calendar month following the date hereof, Loan Year 2 will commence on the one (1) year anniversary of the first day of the calendar month following the date hereof, etc.). Each successive calendar month beginning the first day of the calendar month following the date hereof shall be a "LOAN MONTH" (for example, Loan Month 1 will commence on the first day of the calendar month following the date hereof, Loan Month 2 will commence on the first day of the second calendar month following the date hereof, etc.).

     Notwithstanding anything to the contrary provided above and except with respect to the initial LIBOR Rate, the determination by Payee of adjustments to the LIBOR Rate shall be made two (2) London banking days prior to the applicable Adjustment Date. Both principal and interest are to be paid in lawful money of the United States of America, as follows:

          (i) Payments of interest only shall be due monthly in arrears on the first day of each month (each, an "INSTALLMENT DATE") through and including October 1, 2006, based upon the then outstanding principal balance and the then applicable Loan Rate effective as of the immediately preceding Adjustment Date (or, for the first payment, based upon the initial Loan Rate set forth above), together with, in addition, an annual principal paydown of $1,000.00 on each of September 1, 2002, September 1, 2003, September 1, 2004, September 1, 2005, and September 1, 2006.

          (ii) Beginning on the first day of the 61st Loan Month (i.e., October 1, 2006), the then outstanding principal balance under this Promissory Note ("Note") shall begin amortization on a twenty-five (25) year schedule (calculated on the basis of a 360 day year) ("INITIAL AMORTIZATION PERIOD") and, payments of principal and interest shall be due monthly in arrears beginning on the first day of the 62nd Loan Month (i.e., November 1, 2006) in an amount sufficient to fully amortize the entire amount of outstanding principal of this Note by the Maturity Date. On each Installment Date, the amortized monthly installments shall be due based upon the Loan Rate in effect as of the immediately preceding Adjustment Date; however, the Loan Rate shall adjust as provided above, and the then outstanding principal balance of this Note shall be reamortized by Payee over the then remaining Initial Amortization Period at the new Loan Rate to determine the monthly payment of principal and interest necessary to pay this Note in full by the Maturity Date in substantially equal installments ("ADJUSTED MONTHLY PAYMENT"). On the next Installment Date, the Maker shall begin paying monthly installments of principal and interest based upon the Adjusted Monthly Payment determined on the immediately preceding Adjustment Date, and throughout the remaining term of this Note to the Maturity Date, the Loan Rate and monthly payments shall continue to adjust as provided herein to fully amortize this Note by the Maturity Date.

          (iii) The entire amount of outstanding principal and all unpaid accrued interest thereon will be immediately due and payable on October 1, 2031 (the "MATURITY DATE").

     Notwithstanding any provisions of this Note to the contrary, Payee reserves the right to declare the entire amount of outstanding principal of this Note, interest and all other sums remaining unpaid hereunder and under the Mortgages (as hereinafter defined) to be due and payable on either of the following dates (each referred to as a "CALL DATE," and collectively the "CALL DATES"):

               (i) October 1, 2006;

              (ii) October 1, 2011;

             (iii) October 1, 2016;

              (iv) October 1, 2021; or

               (v) October 1, 2026.

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


Such right shall be exercised by Payee, in its sole and absolute discretion, by giving written notice to Maker at least six (6) months prior to the Call Date as to which Payee is electing, which notice shall refer to this Note and state the Call Date elected by Payee. The exercise of such right by Payee shall not relieve Maker of its obligation to make scheduled payments hereunder, or to pay any other sums due and owing hereunder, between the date of such notice and the elected Call Date. The exercise of such right by Payee will result in the original principal amount of this Note not having been fully amortized by the payment of the monthly installments hereunder prior to the exercised Call Date, and Maker shall be obligated to make a payment of the entire amount of outstanding principal of this Note and interest and all other sums remaining unpaid hereunder and under the Mortgages on the Call Date.

     All payments on account of the Indebtedness (as hereinafter defined) shall be applied: (i) first, to further advances, if any, made by the Payee as provided in the Loan Documents (as hereinafter defined), other than any revolving credit advance (as hereinafter defined); (ii) next, to any Late Charge (as hereinafter defined); (iii) next, to interest at the Default Rate (as hereinafter defined), if applicable; (iv) next, to the Prepayment Premium (as hereinafter defined), if applicable; (v) next, to interest at the Loan Rate on the unpaid principal balance of this Note unless interest at the Default Rate is applicable (if Maker has then exercised the Fixed Rate Option, such payments shall be applied to interest with respect to the Floating Portion of the Loan prior to the application of such payment to interest with respect to the Fixed Portion of the Loan); and (vi) last, to reduce the unpaid principal balance of this Note. Interest shall be calculated on the basis of a year consisting of 360 days and with twelve thirty-day months, except that interest due and payable for less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily interest rate based on a 360-day year. As used herein, the term "INDEBTEDNESS" shall mean the aggregate of the unpaid and outstanding principal amount of this Note, accrued interest, all Late Charges, any Prepayment Premium, any and all other fees, charges, or other sums payable hereunder or under the Loan Documents (including, without limitation, the accrued Fund Reserve Charge (as hereinafter defined), the Fixed Rate Option Fee (as hereinafter defined), if any, and further advances made by Payee as provided in the Loan Documents.

     In the event any installment of principal or interest due hereunder, or any escrow fund payment for real estate taxes, assessments, other similar charges or insurance premiums due under any Mortgage shall be more than fifteen (15) days overdue, Maker shall pay to Payee a late charge ("LATE CHARGE") of four cents ($.04) for each dollar so overdue or, if less, the maximum amount permitted under applicable law, in order to defray part of the cost of collection and of handling delinquent payments.

     The terms of this Note are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Payee exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or any other documents securing the Indebtedness at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under applicable law;


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


and if for any reason whatsoever Payee shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal portion of the Indebtedness (whether or not then due and payable) and not to the payment of interest.

     Payment of this Note is secured by certain mortgages, deeds of trust or security deeds, security agreements, financing statements and fixture filings (each a "MORTGAGE"; collectively, the "MORTGAGES") dated on or about this same date by Maker to or for the benefit of Payee encumbering certain real estate and other property interests more particularly described in the Mortgages (the "PREMISES"). The term "LOAN DOCUMENTS" as used herein shall have the meaning given to such term in the Mortgages. Each Mortgage contains a "due on sale or further encumbrance" provision. This Note is entitled to benefits and security intended to be afforded by the Mortgages.

     Subject to the conditions set forth herein, Maker shall have the option to partially prepay the principal portion of this Note prior to the end of the twenty-fourth (24th) Loan Month (i.e. September 31, 2003) ("LOCK OUT PERIOD"), except that no prepayment will be allowed that would reduce the principal balance outstanding of this Note below the Revolver Floor (as hereinafter defined). Beginning with the twenty-fifth (25th) Loan Month, the principal portion of this Note may be prepaid (subject to the notice provisions and other terms and conditions set forth herein, including terms and conditions relating to the Fixed Rate Option, if exercised by Maker) (without the payment of any prepayment premium, except as otherwise set forth herein) in full or in part on the first day of a month, provided that, with respect to any partial prepayment, the outstanding principal balance of this Note shall not be reduced below the Revolver Floor. In the event Maker has exercised its Fixed Rate Option then the Prepayment Premium shall be payable for any prepayment of the Fixed Portion (as hereinafter defined) of the Loan. In the event that this Note is paid in full, Payee shall have no further obligation to fund any revolving credit advance and the line of credit shall terminate, and, subject to the terms and conditions of this Note and the other Loan Documents (including, without limitation, any survival provisions thereof), so long as all duties, obligations, responsibilities, and liabilities thereunder shall have been fully and completely performed, satisfied, and complied with, the term of this Note and the other Loan Documents shall expire, subject to any indemnities set forth therein and any other terms and provisions thereof that are intended to survive any such payment or expiration.

     In order to exercise the right to draw or the right to repay this Note, whether in whole or part, Maker shall, not later than fifteen (15) days prior to such draw or repayment, deliver written notice to Payee that Maker intends to draw or repay this Note on the date specified in such notice. In the event Maker draws or repays this Note, the monthly interest only payment or Adjusted Monthly Payment, as applicable, shall be readjusted effective the first day of the immediately succeeding calendar month following such draw or repayment based upon the then applicable Loan Rate and the then outstanding principal balance under this Note with the first such adjusted payment to reflect, on a per diem basis, interest on both the balance of this Note prior to the date of draw or repayment and the reduced or increased balance of this Note beginning on the date of draw or repayment ("INTERIM ADJUSTMENT"). Notwithstanding any such partial prepayment and Interim Adjustment, the Loan Rate thereafter will continue to adjust on the established Adjustment Dates as provided herein. Notwithstanding anything herein to the contrary, Maker shall not be permitted to draw an amount which, when combined with the principal balance outstanding,


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


would exceed the then applicable Revolver Limit (as hereinafter defined).

     Any amounts partially prepaid in accordance with the foregoing terms may be re-advanced under the revolving line of credit provisions set forth below, subject to the terms, conditions and limitations provided below. Following the date of this Note, Maker shall pay Payee each month on each Installment Date, in addition to the required monthly payment, a charge (the "FUND RESERVE CHARGE") equal to one-twelfth (1/12th) of one-tenth (1/10th) of one percent (1.0%) on all funds being reserved for possible advance which are not outstanding as of such Installment Date.

     Maker shall have a revolving line of credit under this Note and may during the first sixty (60) months after the date of this Note, upon fifteen (15) days prior written notice from Maker delivered to Payee, draw, repay and redraw funds in an amount that, when added to the outstanding principal balance of this Note on the advance date, may bring the total principal balance of this Note up to an amount between the then applicable Revolver Floor and the then applicable Revolver Limit. In order for Maker to exercise such right for such draws, there shall not exist any Event of Default (as hereinafter defined) under this Note, any Mortgage or any other Loan Document. Disbursement of any such draw, and repayment of any principal under this Note, must occur on the first day of a calendar month. Such draw shall bear interest at the Loan Rate then in effect with respect to the principal balance of this Note then outstanding. The monthly installments of interest only or the Adjusted Monthly Payments, as applicable, will be re-adjusted effective as of the first day of the calendar month immediately following disbursement of the revolving credit advance. Notwithstanding the above, on the date of this Note, Maker shall draw an amount not less than $7,500,000.00 on the revolving line of credit under this Note. On or after the date of this Note, Maker shall draw additional revolving credit advances such that the outstanding principal balance of this Note shall be not less than $24,000,000.00 by the end of the sixth (6th) Loan Month. Once funds are drawn or redrawn, such funds may not be prepaid for a period of two (2) full calendar months. The term "REVOLVER FLOOR" means (i) from and after the date of this Note until the final day of the sixth (6th) Loan Month, the sum of $7,500,000.00, or (ii) from and after the final day of the sixth (6th) Loan Month, the sum of $24,000,000.00.

     In no event shall Payee be required to advance funds or readvance funds (i) in the event of an Event of Default under this Note or any Loan Document, (ii) in an amount which would exceed the difference between the lesser of $96,725,000 or the Revolver Limit less any proceeds or awards from any casualty or condemnation event which are applied to the Indebtedness at any time during the term of the Loan, (iii) in an amount which would increase the outstanding principal balance of this Note over the then applicable Revolver Limit, or (iv) from and after the first day of the 61st Loan Month (on which date the Initial Amortization Period (as hereinafter defined) shall commence), it being acknowledged and agreed that the then outstanding principal balance of this Note will be fixed on the first day of the 61st Loan Month and no further revolving credit advances to Maker shall be permitted thereafter.

     Maker shall be limited to twelve (12) requests for draws or redraws (each, a "REVOLVING CREDIT ADVANCE") within any 12-month period and Payee shall receive a processing fee of $1,000.00 for each such revolving credit advance. Each revolving credit advance must be in an amount not less than $2,000,000.00. Maker


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must  pay all  third  party  costs,  fees  and  expenses  incurred  by  Payee in connection with documenting the revolving credit advance, including without limitation, reasonable attorney's costs, fees and expenses and title search and endorsement costs. Maker will provide a revolving credit title endorsement to Payee's mortgagee title insurance policy advancing the effective date of such policy to the date and time of the revolving credit advance and showing no changes to the status of title to the Premises not theretofore approved in writing by Payee.

     On the first day of the 25th Loan Month, and on the first day of every Loan Month thereafter through and including the 60th Loan Month, the maximum principal amount of the line of credit available under this Note will be reduced by the amount that a loan in the principal amount of $96,725,000 would amortize (or if as of the applicable date the Revolver Limit is an amount less than $96,725,000 as provided in the next paragraph, then by the amount that a loan in a principal amount equal to such lesser Revolver Limit would amortize) ("LINE OF CREDIT AMORTIZED REDUCTION") each month if amortization commenced at the beginning of the twenty-fifth (25th) Loan Month utilizing a 25-year amortization schedule and an interest rate of 7.00%. The line of credit available under this Note less the Line of Credit Amortized Reductions to the applicable date shall be the "REVOLVER LIMIT" as of such applicable date. For example, if the Revolver Limit is then $96,725,000 and not the reduced amount set forth in the next paragraph, then at the end of the 36th Loan Month (first Loan Year of amortization) at a 7.00% interest rate and 25-year amortization schedule, the line of credit available under this Note would be reduced to $95,274,125 and at the end of the 48th Loan Month (second Loan Year of amortization) reduced to $93,629,800, etc. In the event that, on the first day of the 25th Loan Month or at any time thereafter, the outstanding principal balance of this Note is in excess of the applicable Revolver Limit as required herein, a principal paydown to the Revolver Limit will be required immediately, which principal paydown shall be made without prepayment premium and, if Maker has then exercised the Fixed Rate Option, such principal paydown shall be applied first to the Floating Portion (as hereinafter defined) of the Loan.

     Notwithstanding anything to the contrary contained herein, the line of credit available under this Note, and the "REVOLVER LIMIT" hereunder, shall be reduced, such that the line of credit and the Revolver Limit shall be equal to the lesser of (i) $88,563,000.00, or (ii) the amount thereof as determined in accordance with the terms and provisions of this Note (other than the terms and provisions of this sentence) as of the applicable date less $8,162,000.00, until the occurrence of the Seismic Satisfaction Date (as defined in that certain Seismic Retrofit Agreement dated of even date herewith and executed and delivered by Maker) on or before the date six (6) months after the date hereof, all in accordance with the terms and provisions thereof. If on or before the date six (6) months after the date hereof the Work is not completed, all costs thereof are not paid in full, Payee has not received the Evidence in form and substance acceptable to Payee, or Maker does not otherwise fully, timely, and completely satisfy the terms and conditions of such Seismic Retrofit Agreement, all in accordance with the terms and provisions thereof, then the line of credit available hereunder, and the Revolver Limit, shall thereafter be equal to the reduced amount set forth in the preceding sentence.

     Notwithstanding the above, during the first 36 months of the term of this Note and upon 45 days prior written notice to Payee, Maker may elect to fix the interest rate on a portion of this Note for the remaining term of this Note ("FIXED RATE OPTION") which portion shall not exceed $24,000,000 (such portion



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is herein referred to as the "FIXED  PORTION") of the $96,725,000  floating rate revolving line of credit. If the Maker elects the Fixed Rate Option, the floating rate interest on the Fixed Portion of this Note shall be converted to a fixed rate equal to the greater of (i) 250 basis points over the yield of the U.S. Treasury obligation closest in maturity to the next applicable Call Date, and (ii) seventy-five (75) basis point over the Merrill Lynch Index (U.S. Corporates, BBB - A rated, 5 - 10 years) Index with an inception date of 12/31/72, as reported by Bloomberg whose ticker symbol on Bloomberg is "C6C0" (said fixed rate is hereinafter referred to as the "FIXED RATE"). In the event the Maker elects the Fixed Rate Option, in no event shall the Fixed Rate be less than 6.75% regardless of whether clause (i) or (ii) of the preceding sentence would yield a lower interest rate. The interest rate for the Fixed Portion will be based on the Fixed Rate effective as of the first day of the second full calendar month following Payee's receipt of Maker's written notice of intent to elect the Fixed Rate Option ("FIXED RATE ADJUSTMENT DATE"). The Fixed Rate shall be established by Payee within three (3) business days of Payee's receipt of Maker's written notice of election of the Fixed Rate Option, with written concurrence by Maker. From and after the Fixed Rate Adjustment Date the term "FLOATING RATE", and, for purposes of this Note, the term "LOAN RATE" shall mean the interest rate applicable from time to time to the remaining floating rate portion of the Loan (the "FLOATING PORTION"), as determined pursuant to the terms and provisions of this Note.

     From and after the Fixed Rate Adjustment Date, the Fixed Portion of the Loan shall bear interest at the Fixed Rate, and interest at the Fixed Rate shall be paid on such Fixed Portion on the first day of the first Loan Month following the Fixed Rate Adjustment Date and on each Installment Date thereafter for the remainder of interest-only period (i.e., through and including October 1, 2006). Beginning on the first day of the 61st Loan Month (i.e., October 1, 2006), the Fixed Portion of the Loan shall begin amortization on the twenty-five (25) year Amortization Period schedule (calculated on the basis of a 360 day year), and equal monthly payments of principal and interest shall be due monthly in arrears beginning on the first day of the 62nd Loan Month (i.e., November 1, 2006) in an amount sufficient to fully amortize the entire Fixed Portion of the Loan by the Maturity Date. Payments on the Floating Portion of the Loan will continue as previously stated herein.

     A fee equal to one-fourth percent (1/4%) of the amount of the Fixed Portion (the "FIXED RATE OPTION FEE") is due Payee at the time of conversion, payable no later than the Fixed Rate Adjustment Date, as a condition of the establishment of the Fixed Rate and the exercise of the Fixed Rate Option. The one-fourth percent (1/4%) fee shall be calculated based upon the amount of the Fixed Portion. The Maturity and Call Dates shall remain unchanged and shall be the same regarding the Fixed Portion and the Floating Portion. No Event of Default may exist as of the date of Maker's election of the Fixed Rate Option or the Fixed Rate Adjustment Date. The conversion of a portion of the debt into a Fixed Rate, at Payee's election in its sole discretion, may be evidenced by a modification to this Note and one or more of the Mortgages prepared by Payee's counsel executed by Maker and Payee. The Payee's mortgagee title policy must be down-dated to bring forward the effective date through the date and time of such conversion and of recording of any such modification agreement, continuing all coverage and endorsements from the original policy through such time and containing no new exceptions, and confirming that there are then no new exceptions, since the date of this Note. Maker shall


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pay all  reasonable  attorney's  fees and expenses  for Payee's  counsel and all title costs, fees and expenses. The Fixed Portion shall be all or part of the Revolver Floor.

     Upon converting to the Fixed Rate, the prepayment privilege for the Fixed Rate portion of the Loan shall be as follows:

          The principal of the Fixed Portion may be prepaid following the Lock Out Period on any regular scheduled payment date, provided that: (1) not later than thirty (30) days prior to such prepayment, Maker delivers written notice to Payee that Maker intends to prepay the Fixed Portion in full on the date specified in such notice; and, (2) Maker pays to Payee at the time of such prepayment, a sum (the "PREPAYMENT PREMIUM") which, together with the amount prepaid, shall be sufficient to enable Payee to invest in a U.S. Treasury obligation or other similar investment selected by Payee for the remaining term of the Fixed Portion to produce, as nearly as possible, the same effective yield as the Fixed Portion to the earlier of the Maturity Date or the next applicable Call Date. Such Prepayment Premium shall be equal to the sum of (a) the present value of the scheduled monthly payments on the Fixed Portion from the date of prepayment to the Maturity Date, or next applicable Call Date, whichever is closest and
          (b) the present value of the amount of principal and interest due on the Fixed Portion on the Maturity Date, or next applicable Call Date, whichever is closest (assuming all scheduled monthly payments due prior to Maturity Date, or next applicable Call Date, whichever is closest, were made when due); minus (c) the outstanding principal balance of the Fixed Portion as of the date of prepayment. The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment, discounted at the yield of the U.S. Treasury obligation closest in maturity to the remaining term of this Note, or next applicable Call Date, whichever is closest, as reported in The Wall Street Journal or similar publication, or if The Wall Street Journal is unavailable on such day, from the Federal Reserve Bank of New York, on the fifth business day preceding the date of prepayment;:

          Except as provided herein, in no event shall the amount prepaid be less than the total amount of the then outstanding principal and accrued and unpaid interest on the Fixed Portion. In the event of acceleration of this Note at any time and subsequent involuntary or voluntary prepayment, the Prepayment Premium shall be payable except for a prepayment which results from (a) application of proceeds from insured damage, condemnation or other taking of the Premises when no Event of Default exists, or (b) as to any prepayment which is made within sixty (60) days prior to the Maturity Date, or any Call Date, regardless of whether Payee has exercised its Fixed Rate Option, or
          (c) a principal paydown to the Revolver Limit as a result of a Line of Credit Amortized Reduction. In the event the Prepayment Premium is ever construed by a court having jurisdiction thereof to be an interest payment, in no event shall the Prepayment Premium ever exceed an amount equal to the excess, if any, of (i) interest calculated at the highest applicable rate permitted by applicable law, as construed by courts having jurisdiction thereof, on the principal balance of this Note from time to time outstanding from the date thereof to the date of such acceleration, less (ii) interest theretofore paid and accrued on this Note.

          In the event Maker exercises the Fixed Rate Option and elects to prepay the Fixed Portion of this Note as set forth herein, then Maker must prepay the entire Note, including the Floating Portion. Payee will not be required to accept a Prepayment of the Fixed Portion without a Prepayment in full of the Floating Portion. However, Maker may prepay, in accordance with and subject to the terms and provisions of this Note, the Floating Portion of the Loan, or any portion thereof, without being required to also prepay the Fixed Portion of the Loan.

     Notwithstanding the Lock Out Period, in the event of acceleration of this Note at any time and subsequent involuntary or voluntary prepayment (even if during the period in which no prepayment is permitted), the Prepayment Premium shall be payable except (a) for a prepayment which results from application of proceeds from insured damage, condemnation or other taking of the Premises when no Event of Default exists, or (b) as to any prepayment which is made within sixty (60) days prior to the Maturity Date or a Call Date, or (c) a principal paydown to the Revolver Limit as a result of a Line of Credit Amortized Reduction. In the event the Prepayment Premium were ever construed by a court having jurisdiction thereof to be an interest payment, the Prepayment Premium shall not exceed an amount equal to the excess, if any, of (i) interest calculated at the highest rate permitted by applicable law, as construed by courts having jurisdiction thereof, on the principal balance of this Note from time to time outstanding from the date thereof to the date of such payment, less
(ii) interest theretofore paid on this Note.

     It is understood and agreed that the Prepayment Premium shall not be due, under any circumstances, with respect to the prepayment of all or a portion of the Floating Portion of the Loan.

     In the event Payee applies any insurance proceeds or condemnation proceeds to the reduction of the principal portion of the Indebtedness in accordance with the terms of the Mortgages, (i) if such application occurs after Maker exercises the Fixed Rate Option, any such insurance proceeds or condemnation proceeds shall be applied to the reduction of the Floating Portion and shall be applied to the Fixed Portion only to the extent such proceeds so applied exceed the amount of the Floating Portion, and (ii) if at such time no Event of Default exists hereunder and no event has occurred which with the passage of time or the giving of notice would be or become an Event of Default, then no Prepayment Premium shall be due or payable as a result of such application.

     If the maturity of the Indebtedness is accelerated by Payee as a consequence of the occurrence of an Event of Default, or in the event the right to foreclose any of the Mortgages shall otherwise accrue to Payee, the Maker agrees that an amount equal to the Prepayment Premium (determined as if prepayment were made on the date of acceleration and determined based solely on the Fixed Portion of the Loan) shall be added to the balance of unpaid principal and interest then outstanding, and that the Indebtedness shall not be discharged except: (i) by payment of such Prepayment Premium, together with the balance of principal and interest and all other sums then outstanding, if the Maker tenders payment of the Indebtedness prior to completion of a non-judicial foreclosure sale, judicial order or judgment of foreclosure sale; or (ii) by inclusion of such Prepayment Premium as a part of the Indebtedness in any such completion of a non-judicial foreclosure sale, judicial order or judgment of foreclosure.

     It is hereby expressly agreed by Maker that time is of the essence in the performance of this Note and that each of the following occurrences shall constitute a default ("EVENT OF DEFAULT") under this Note:

           (i)  The failure of the Maker to:

                (a) make any payment, within ten (10) days after the same shall be due, of any principal or interest payments, any Prepayment Premium, the Fund Reserve Charge, or any Fixed Rate Option Fee due under this Note; or

                (b) make any payment, within ten (10) days after the same shall be due, of any taxes, assessments or charges, or any insurance premiums or charges payable in connection with any insurance coverage required under any Mortgage, or deposits for taxes, assessments, or insurance premiums to be deposited into an appointed depositary pursuant to the terms and provisions of any Mortgage or any other sum due under this Note, any other Loan Document or any Environmental Indemnification Agreement the nonpayment of which could result in any part of the Premises being in jeopardy or in danger of being forfeited or foreclosed; or

                (c) make any other payment, within ten (10) days following written notice thereof by Payee to Maker, due under this Note, any other Loan Document, or any Environmental Indemnification Agreement; or

                (d) comply with any of the other terms of this Note (excluding failure to maintain required insurance, voluntary bankruptcy and violation of due on sale/transfer provisions; which failure, voluntary bankruptcy, or violation shall be constitute and Event of Default immediately upon the occurrence thereof with not notice and cure or grace period) within thirty (30) days after written notice of such failure has been given by Payee to Maker or within such longer period of time, not to exceed an additional sixty (60) days (thereby giving Maker up to ninety (90) days total to cure such non-monetary default), as may be reasonably necessary to cure such non-compliance if Maker is diligently and with continuity of effort pursuing such cure and the failure is susceptible of cure within such additional sixty-day period.

                (ii) The occurrence of any breach, default, event of default or failure of performance (however denominated) under any Loan Document other than this Note, and the expiration of any applicable cure period without the same having been cured.

     From and after the date of the occurrence of any Event of Default and continuing until such Event of Default is fully cured (if Maker is entitled under this Note to cure such default) or until this Note is paid in full, the Maker promises to pay, in addition to any late charge Payee may impose, interest on the entire principal balance of this Note then outstanding at the rate (the "DEFAULT RATE") equal to the lesser of (a) the sum of the greater of the Floating Rate or the Fixed Rate, if any, plus five percentage points per annum or (b) the maximum rate permitted under applicable law. Interest at the Default Rate shall accrue on the amount of any judgment(s) rendered hereon or in connection with any foreclosure(s) of one or more of the Mortgages. The Maker agrees that such additional interest which has accrued shall be paid at the time of and as a condition precedent to the curing of such Event of Default. During the existence of any such Event of Default Payee may apply payments received on any amounts due hereunder or under the terms of any of the Loan Documents as Payee shall determine. Payee agrees that if it accepts in writing a cure of an Event of Default or is required by law to accept such cure then the interest rate shall revert from the Default Rate to the then applicable Loan Rate, as it may be adjusted from time to time thereafter pursuant to the terms and provisions of this Note (or, if Maker has then exercised the Fixed Rate Option, to the then applicable Floating Rate, as it may be adjusted from time to time thereafter, with respect to the Floating Portion of the Loan, and to the Fixed Rate with respect to the Fixed Portion of this Loan).

     Payee shall have the following rights, powers, privileges, options and remedies whenever any Event of Default shall occur under this Note:

          (i) To foreclose, or exercise any power of sale under, any one or more of the Mortgages.

          (ii) To accelerate the maturity of the Indebtedness and declare the entire unpaid principal balance of, and any unpaid interest then accrued on, this Note, together with any Prepayment Premium, without demand or notice of any kind to the Maker or any other person, to be immediately due and payable.

          (iii) To exercise any and all rights, powers, privileges, options and remedies available at law or in equity and as provided in any of the Loan Documents.

     Upon the occurrence of an Event of Default, the Maker expressly agrees to pay all costs of collection and enforcement of every kind, including without limitation, all reasonable attorneys' fees and expenses, court costs, costs of title evidence and insurance, inspection and appraisal costs and expenses of every kind incurred by Payee in connection with the protection or realization of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto. The occurrence of an Event of Default under this Note shall constitute a default under each and all of the other Loan Documents.

     The rights, powers, privileges, options and remedies of Payee, as provided in this Note, in any of the Loan Documents, or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy hereunder shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, the failure of the Payee after the occurrence of any Event of Default to exercise Payee's right to declare the Indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right in connection with any future Event of Default. Acceleration of maturity, once elected by Payee, may be, in Payee's sole and absolute discretion rescinded by Payee's written acknowledgment to that effect, but without limiting the foregoing the tender and acceptance of partial payment or partial performance shall not, by itself, in any way affect or rescind such acceleration.

     Maker waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, notice of intent to accelerate, notice of acceleration of maturity, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as otherwise provided herein, and agrees that if more than one the liability of each of them hereunder shall be joint, several and unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee; and Maker consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of any collateral given to secure the payment hereof, or any part thereof, with or without substitution, and agrees that additional makers or guarantors may become parties hereto without notice to any of them or affecting any of their liability hereunder.

     Payee shall not by any acts of omission or commission be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver in respect of one event shall not be construed as continuing or as a bar to the exercise or waiver of such right or remedy in respect of a subsequent event.

     All notices, demands, requests, and other communications desired or required to be given hereunder ("NOTICES") shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

     All Notices shall be deemed given and effective upon the earliest to occur of: (x) the hand delivery of such Notice to the address for Notices; (y) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (z) three business days after depositing the Notice in the United States mail as set forth in (iii) above. All Notices shall be addressed to the following addresses:

             Maker:              CNL Hospitality Partners, LP
                                 c/o CNL Hospitality Properties, Inc.
                                 450 South Orange Avenue
                                 Orlando, Florida 32801
                                 Attention: Senior Vice President of Finance

             With a copy to:     Lowndes, Drosdick, Doster, Kanto & Reed,
                                 P.A.
                                 215 N. Eola Drive
                                 Orlando, Florida 32802-2809
                                 Attention: Peter Luis Lopez

             Payee: Security Life of Denver Insurance Company c/o ING Investment Management LLC
                                 5780 Powers Ferry Road, NW, Suite 300
                                 Atlanta, Georgia  30327-4349
                                 Attention:  Mortgage Loan Servicing
                                             Department

             and to:             ING Investment Management LLC
                                 5780 Powers Ferry Road, NW, Suite 300
                                 Atlanta, Georgia 30327-4349
                                 Attention:  Real Estate Law Department

             With a copy to:     Kilpatrick Stockton LLP
                                 1100 Peachtree Street
                                 Suite 2800
                                 Atlanta, Georgia  30309-4530
                                 Attention: J. William Veatch, III, Esq.

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the "copy to" Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

     This Note shall be governed by and construed in accordance with the laws (excluding conflicts of laws rules) of the State of Georgia.

     Subject to the terms of the next succeeding paragraph and notwithstanding anything to the contrary otherwise contained in this Note, but without in any way releasing, impairing or otherwise affecting this Note or any of the other Loan Documents (including without limitation any guaranties or indemnification agreements) or those certain Environmental Indemnification Agreements executed by Maker dated on or about the date hereof (each, an "ENVIRONMENTAL INDEMNIFICATION AGREEMENT"; collectively, the "ENVIRONMENTAL INDEMNIFICATION AGREEMENTS"), or the validity hereof or thereof, or the lien of any Mortgage, it is agreed that Payee's source of satisfaction of the Indebtedness and Maker's other obligations hereunder and under the Loan Documents other than any separate guaranty agreement or the Environmental Indemnification Agreements is limited to
(a) the Premises and proceeds thereof, (b) rents, income, issues, proceeds and profits arising out of the Premises, and (c) any separate guaranty or indemnification agreements guarantying or indemnifying Payee with respect to the payment of any amounts due hereunder and under the Loan Documents and/or Maker's performance hereunder and under the Loan Documents; provided, however, that nothing herein contained shall be deemed to be a release or impairment of said Indebtedness or the security therefor intended by the Mortgages, or be deemed to preclude Payee from foreclosing one or more of the Mortgages or from enforcing any of Payee's rights or remedies in law or in equity thereunder, or in any way or manner affecting Payee's rights and privileges under any of the Loan
Documents or any separate guaranty or indemnification agreements guarantying Maker's payment and/or performance hereunder and/or under the Loan Documents.

     PROVIDED, HOWEVER, NOTWITHSTANDING ANYTHING IN THIS NOTE TO THE CONTRARY, MAKER SHALL PAY, AND THERE SHALL AT NO TIME BE ANY LIMITATION ON MAKER'S PERSONAL LIABILITY FOR THE PAYMENT TO PAYEE OF:

          (i) the application of rents, security deposits (except those listed on Schedule 1 to this Note), or other income, issues, profits, and revenues derived from the Premises by Maker or Guarantor, or any person or entity on behalf of Maker or Guarantor, after the occurrence of an Event of Default to the extent applied to anything other than (a) normal and necessary operating expenses of the Premises or (b) the Indebtedness evidenced by this Note. It is understood that any rents collected more than one month in advance as of the time of the Event of Default shall be considered to have been collected after the Event of Default;

          (ii) any loss, cost or damages arising out of or in connection with fraud or material misrepresentations to Payee by Maker or by CNL Hospitality Properties, Inc. ("GUARANTOR") (or by any of their respective general partners, officers, shareholders, members, or their agents, if applicable);

          (iii) any loss, cost or damages arising out of or in connection with Maker's use or misapplication of (a) any proceeds paid under any insurance policies by reason of damage, loss or destruction to any portion of the Premises, or (b) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of any portion of the Premises, for purposes other than those set forth in the Mortgages;

          (iv) any loss, cost or damages arising out of or in connection with any waste of the Premises or any portion thereof and all reasonable costs incurred by Payee in order to protect the Premises;

          (v) any taxes, assessments and insurance premiums for which Maker is liable under this Note, any Mortgage or any of the other Loan Documents and which are paid by Payee (but not the proportionate amount of any such taxes, assessments and insurance premiums which accrue following the date of foreclosure [plus any applicable redemption period] or acceptance of a deed-in-lieu of foreclosure);

          (vi) any loss, costs or damages arising out of or in connection with the covenants, obligations, or liabilities contained in one or more of the Environmental Indemnification Agreements;

          (vii) any loss, cost or damages arising out of or in connection with any construction lien, mechanic's lien, materialman's lien or similar lien against the Premises arising out of acts of omissions of Maker or Guarantor; or

          (viii) any and all loss, costs or damages arising out of or incurred in order to cause the Improvements to comply with the accessibility provisions of The Americans with Disabilities Act and each of the regulations promulgated thereunder, as the same may be amended from time to time which are required by any governmental authority;

          (ix) the total Indebtedness in the event that Maker or Guarantor voluntarily files a petition in bankruptcy or commences a case or insolvency proceeding under any provision or chapter of the Federal Bankruptcy Code;

          (x) any loss, costs or damage resulting from any act of Maker or its general partners, members, shareholders, officers, directors, beneficiaries and/or trustees to obstruct, delay or impede Payee from exercising any of its rights or remedies under the Loan Documents;

          (xi) the total Indebtedness in the event that (a) Maker makes an unpermitted transfer of an interest in Maker or the Premises not approved by Payee in writing; or (b) Maker makes an unpermitted encumbrance on the Premises or an interest in Maker not approved by Payee in writing; and

          (xii) all costs and fees including without limitation reasonable attorney fees incurred by Payee in the enforcement of sub-paragraphs (i) through (xi) hereinabove.

With the exception of those items of liability  specifically  set forth in items
(i) through (xii) above, the lien of any judgment against Maker in any proceeding instituted on, under or in connection with this Note shall not extend to any property now or hereafter owned by Maker other than the interest of the Maker in the Premises and the other security for the payment of this Note.

     This Note, together with the other Loan Documents and the Environmental Indemnification Agreements, constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and thereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof and thereof.

THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. THE PARTIES MAY SEEK TO CONSOLIDATE BY COMPUL-

SORY CLAIM OR COUNTERCLAIM BUT NOT OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

     Maker acknowledges receipt of a copy of this instrument at the time it was signed.



                    [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note as of the day and date first above written.

                                         MAKER:

Signed, sealed and delivered             CNL HOSPITALITY PARTNERS, LP, a
in the presence of:                      Delaware limited partnership

/s/ Susannah W. Frost                    By: CNL HOSPITALITY GP CORP., its
------------------------------------         general partner
Unofficial Witness

/s/ Susan Kalifeh
------------------------------------
Notary Public
                                             By:/s/ C. Brian Strickland
My Commission Expires:                          -------------------------------
                                                Name: C. Brian Strickland
            4-02-04                             Title: Sr. Vice President of
------------------------------                  Finance and Administration

[Notarial Seal - Fulton County, GA]             (CORPORATE SEAL)

                                     SCHEDULE 1

                             EXCEPTED SECURITY DEPOSITS


---------------------------------------------------------------------------------------
      PROPERTY NAME              ADDRESS               CITY       STATE    SECURITY
                                                                           DEPOSIT
---------------------------------------------------------------------------------------

1.    Residence Inn Mira Mesa    5995 Pacific Mesa     San Diego  CA       $474,553.84
                                 Court
---------------------------------------------------------------------------------------
2.    Residence Inn Palm Desert  38305 Cook Street     Palm       CA       $930,769.00
                                                       Desert
---------------------------------------------------------------------------------------
3.    Courtyard Palm Desert      74895 Frank Sinatra   Palm       CA
                                 Drive                 Desert
---------------------------------------------------------------------------------------
4.    Residence Inn Merrifield   8125 Gatehouse Road   Falls      VA       $578,953.84
                                                       Church
---------------------------------------------------------------------------------------
5.    Spring Hill Suites         9715 Washingtonian    Gaithers-  MD       $468,141.52
      Gaithersburg               Boulevard             burg
---------------------------------------------------------------------------------------
6.    TownePlace Suites Newark   39802 Cedar Boulevard Newark     CA       $418,461.52
---------------------------------------------------------------------------------------
7.    Courtyard Alpharetta       12655 Deerfield       Alpharetta GA       $693,850.00
                                 Parkway
---------------------------------------------------------------------------------------
8.    TownePlace Suites          20 International      Tewksbury  MA       $452,500.00
      Tewksbury                  Place
---------------------------------------------------------------------------------------
9.    TownPlace Suites           700 Roundwood Drive   ScarboroughME       $358,000.00
      Scarborough
---------------------------------------------------------------------------------------
10.   TownePlace Suites Mt.      450 Century Parkway   Mt. Laurel NJ       $385,550.00
      Laurel
---------------------------------------------------------------------------------------
11.   Residence Inn Cottonwood   6425 South 3000 East  Salt Lake  UT       $728,650.00
---------------------------------------------------------------------------------------
12.   SpringHill Suites Raleigh  920 Slater Road       Durham     NC       $441,100.00
---------------------------------------------------------------------------------------
13.   Courtyard Overland park    11001 Woodson Street  Overland   KS       $789,500.00
---------------------------------------------------------------------------------------
14.   Spring Hill Suites         5920 Trinity Parkway  CentrevilleVA       $570,700.00
      Centreville
---------------------------------------------------------------------------------------
15.   Spring Hill Suites North   8700 Research Drive   Charlotte  NC       $588,650.00
      Carolina
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